Exhibit (99.13)

GOLDEN SPRING LIMITED
UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 1, 2014 TO JUNE 30, 2014

INDEX TO FINANCIAL STATEMENTS
Page

Balance Sheets as of June 30, 2014 (unaudited) and March 31, 2014	3

Statement of Operations (unaudited)
for the three months ended June 30, 2014	4

Statement of Stockholder’s Equity (unaudited)
for the three months ended June 30, 2014	5

Statement of Cash Flows (unaudited)
for the three months ended June 30, 2014	6

Notes to the Financial Statements (unaudited)	7 - 10

GOLDEN SPRING LIMITED

BALANCE SHEETS

	June 30, 2014 (unaudited)	March 31, 2014

ASSETS
Current assets
Cash	$ 4,077	$ 3,581
Security deposits	30,838	30,812
Inventories	2,593	2,178
	───────	───────
Total current assets	37,508	36,571
	───────	───────

Property and equipment, net	76,758	83,732
	───────	───────
Total assets	$ 114,266	$ 120,303
	========	========

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 53,660	$ 37,733
	───────	───────
Total current liabilities	53,660	37,733

Payable to stockholder	191,976	187,831
	───────	───────
Total liabilities	$ 245,636	$ 225,564
	───────	───────

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, 10,000 shares authorized with par value $0.1; 1 share issued and outstanding as of June 30 and March 31, 2014	1	1
Accumulated deficit	(131,371)	(105,262)
	───────	───────
Total equity	(131,370)	(105,261)
	───────	───────
TOTAL LIABILITIES AND EQUITY	$ 114,266	$ 120,303
	========	========

See accompanying notes to financial statements

GOLDEN SPRING LIMITED

STATEMENT OF OPERATIONS

Three months period ended June 30, 2014 (unaudited)

Revenue
Food and beverage income	$ 60,890
Operating costs and expenses Food and supplies Payroll and employee benefits Rental expenses Selling, general and administrative expenses Other operating income	──────── 14,866 23,843 27,388 21,015 (113)
────────
86,999
────────
Net loss before income taxes	(26,109)
Income tax expenses	-
────────
Net loss	$ (26,109)
────────
Basic and fully diluted loss per common share	$ 26,109
=========

Weighted average shares outstanding	1
=========

See accompanying notes to financial statements

GOLDEN SPRING LIMITED

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2014 (UNAUDITED)

	Common Stock, Par value of $0. 1		Accumulated
	Number	Amount	deficit	Total equity

Issue of share	1	$ 1	-	$ 1
Net loss for the year	-	-	(105,262)	(105,262)
	─────────	────────	────────	─────────
Balance as of March 31, 2014	1	$ 1	$ (105,262)	$ (105,261)
Net loss for the period	-	-	(26,109)	(26,109)
	─────────	────────	────────	─────────
Balance as of June 30, 2014	1	$ 1	$ (131,371)	$ (131,370)
	==========	=========	=========	=========

See accompanying notes to financial statements

GOLDEN SPRING LIMITED

STATEMENT OF CASH FLOWS

Three months period ended June 30, 2014 (unaudited)
Cash flows from operating activities
Net loss	$ (26,109)
Adjustments to reconcile net loss to net cash generated from operating activities:
Depreciation	6,974
Changes in operating assets and liabilities:
Inventories	(415)
Security deposit	(26)
Accounts payable and accrued expenses	15,927
Payable to stockholder	4,145
Net cash generated from operating activities	496
Net change in cash	496
Cash
Beginning of period	3,581
End of period	4,077
============

See accompanying notes to financial statements

GOLDEN SPRING LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 1 ORGANIZATION

Golden Spring Limited (the “Company”) was formed on September 4, 2013 in Hong Kong. The Company’s principal activity is provision of catering services.

NOTE 2 GOING CONCERN AND MANAGEMENT’S PLANS

The Company’s independent registered public accounting firm’s report of the financial statements for the period ended March 31, 2014 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

These financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, they do not include any adjustments that might result from the outcome of this uncertainty. The Company’s minimal revenues, its dependency on continuing funding from its stockholders raise substantial doubt about its ability to continue as a going concern. The Company's business plan includes raising funds from outside potential investors.  However, there is no assurance that it will be able to do so.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s presentation currency is the United States Dollar.

(b)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the reserves related to receivables, the recoverability and useful lives of long lived assets and realizable values for inventories.

(c)

Impairment of long-lived assets

Long-lived assets are comprised of property and equipment. Pursuant to the provisions of ASC360-10, “Property, plant and equipment”, long-lived assets to be held and used are reviewed for possible impairment whenever events indicate that the carrying amount of such assets may not be recoverable by comparing the undiscounted cash flows associated with the assets to their carrying amounts. If such a review indicates an impairment, the carrying amount would be reduced to fair value.

Based on the Company’s assessment, there were no events or changes in circumstances that would indicate any impairment of long-lived assets as of June 30, 2014 and March 31, 2014.

(d)

Accounts payable and accrued expenses consist of the following:

	June 30, 2014 (unaudited)	March 31, 2014

Accounts payable	$ 14,894	$ 9,751
Payroll and rental expenses	8,532	6,370
Other operating expenses	30,234	21,612
	────────	────────
	$ 53,660	$ 37,733
	=========	=========

GOLDEN SPRING LIMITED

NOTES TO FINANCIAL STATEMENTS

(e)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with ASC 740 “Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Company follows a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

(f)

Revenue recognition

Revenue represents the invoiced value of goods sold or services provided.  Revenue is recognized when all the following criteria are met:

(i)

Persuasive evidence of an arrangement exists.

(ii)

Services had been rendered.

(iii)

The seller’s price to the buyer is fixed or determinable, and

(iv)

Collectivity is reasonably assured.

Revenue from sales is recognized when food and beverage products are sold.

(g)

Employee benefits

The Company operates a Mandatory Provident Fund Scheme (the "MPF Scheme") under the Hong Kong Mandatory Provident Fund Schemes Ordinance for those employees employed under the jurisdiction of the Hong Kong Employment Ordinance. The MPF Scheme is a defined contribution scheme, the assets of which are held in separate trustee-administered funds. The Company's contributions to the scheme are expensed as incurred and are vested in accordance with the scheme' vesting scales.

(h)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

As of June 30, 2014, the Company's management has evaluated all such proceedings and claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

GOLDEN SPRING LIMITED

NOTES TO FINANCIAL STATEMENTS

(i)

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the financial statements.

NOTE 4 INCOME TAX

The Company is subject to income tax on an entity basis for income arising in or derived from the tax jurisdiction in which it operates.

The Company has not provided for income tax due to continuing loss. Substantially all of the Company’s income before income tax expenses is generated in Hong Kong.

The Company's income tax provision in respect of operations in Hong Kong is calculated at the applicable tax rates on the estimated assessable profits for the year based on existing legislation, interpretations and practices in respect thereof. The standard tax rate applicable to the Company was 16.5%.

Realization of the Company’s net deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and net operating loss carryforwards. The valuation allowance increased during the period ended June 30, 2014 was primarily related to increases in net operating loss carryovers, which the Company does not expect to realize.

NOTE 5 OPERATING LEASE COMMITMENTS

The Company entered into rent agreement on September 15, 2013 to lease premises for operation located at Flat A, Ground Floor, Tak Cheong Building, No.44 Yiu Wa street, Nos. 28 & 29 Canal Road Street, HK. The lease of premises was for a term of 3 years at a monthly rental rate of $8,767 for the first two years and $9,024 for the last one year.

As of June 30, 2014, the total future minimum lease payments under operating lease in respect of leased premise is payable as follows:

Year ending March 31,

2015 (nine months)	$ 78,903
2016	105,200
2017	55,694
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Total	$ 239,797
==========

NOTE 6 RELATED PARTY TRANSACTIONS

Balance with related party	June 30,2014	March 31,2014

Payables to stockholder	$ 191,976	$ 187,830
	==========	==========

The payables mainly represent payment by stockholder on behalf of the Company for primarily the company set up cost and operating expenses.  This advance is unsecured, non-interest bearing and without fixed repayment term.

GOLDEN SPRING LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 7 CERTAIN RISK AND CONCENTRATION

Credit risk

As of June 30, 2014 and March 31, 2014, substantially all of the Company’s cash included bank deposits in accounts maintained within Hong Kong. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

There were no significant customers or vendors which accounts for 10% or more of the Company’s revenues or purchases during the periods presented.

NOTE 8 SUBSEQUENT EVENTS

On June 30, 2014, the Company, its stockholder and Studio II Brands, INC (“Studio II”) entered into a Stock Purchase Agreement, in which Studio II purchased all of the issued and outstanding shares of Golden Spring. The purchase price for the acquisition of Golden Spring was a total of $230,000, which was paid through issuance to the seller of a total of 2,300,000 shares of common stock of Studio II valued at $0.10 per share. Such shares are restricted securities as defined in Rule 144 under the Securities Act of 1933.